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                                                                   EXHIBIT 99.4

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NOTICE OF GRANT OF STOCK OPTIONS       GALAGEN INC.
AND OPTION AGREEMENT                   ID 41-1719104
                                       4001 Lexington Avenue North
                                       Arden Hills, MN 55126-2998
                                       phone 612-481-2193




[   Name and                           OPTION NUMBER:
    Address of                         PLAN:            OSP
    Optionee     ]
                                       ID:


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Effective _____________, you have been granted a(n) Non-Qualified Stock Option to buy ________ shares of GalaGen Inc. (the "Company") stock at $_______ per share.

The total option price of the shares granted is $___________.

Shares in each period will become fully vested on the date shown.

         Shares           Vest Type        Full Vest        Expiration













By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Option Agreement, which is attached and made a part of this document.

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GalaGen Inc.                                               Date



[Name of Optionee]                                         Date


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                                   GALAGEN INC.
                              STOCK OPTION AGREEMENT
                                      FORM 3


     1. GRANT OF OPTION. GalaGen Inc., a Delaware corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee") an option (the "Option") to purchase shares of its Common Stock as of the date, in the amount and at the price per share all as set forth in the Notice of Grant. This Option is granted outside of the Company's 1992 Stock Plan (the "Plan"). This Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Internal Revenue Code.

     The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock (hereinafter sometimes called the "Shares"), to provide the Optionee with an added incentive to continue Optionee's services to the Company and, through Optionee's proprietary interest, to increase Optionee's personal participation in the success of the Company and its subsidiaries.

     2. TERM OF OPTION. The term of the Option shall be for a period of five (5) years and three (3) months from the date of grant as set forth in the Notice of Grant (the "Option Date").

     3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Exercise Schedule set forth in the Notice of Grant and subject to earlier termination as hereinafter provided.

     4. ADJUSTMENTS. Notwithstanding any installment exercise provisions of Section 3 above, this Option shall be exercisable in full, without regard to any installment exercise provisions, for a period specified by the Company, but not to exceed sixty (60) days, prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity or (iii) the transfer of substantially all of the assets of the Company or 75% or more of the outstanding Stock of the Company. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split (reverse or other), other change in corporate structure affecting the stock of the Company, or spin-off or other distribution of assets to stockholders, the Board of Directors may make such adjustments in the number and option price of shares subject to this Option as it may determine to be appropriate, in its sole discretion, provided that the number of shares subject to this Option shall always be a whole number.

     5. NO RIGHT AS SHAREHOLDER. The Optionee shall have none of the rights of a shareholder with respect to the Shares subject to this Option until the Shares shall have been issued upon exercise of the Option.




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     6.   NON-TRANSFERABILITY.  The Option shall not be transferable by the
Optionee and is exercisable only by Optionee. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions thereof, or any attachment or similar process upon this Option, shall be null and void and without effect.

     7. DEATH, DISABILITY OR RETIREMENT OF OPTIONEE. If the Optionee's employment with the Company shall terminate by reason of death, Disability or Retirement (as those terms are defined in the Plan), the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his termination of employment by reason of death, Disability or Retirement) by the Optionee, his or her legal representative, or, in the case of death, by the person to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within 180 days after the Optionee's termination of employment, but in no event later than the expiration of the term specified in Section 2 hereof.

     8. OTHER TERMINATION. In the event the employment of the Optionee shall be terminated for any reason other than death, Disability or Retirement, any unexercised Option may be exercised by the Optionee to the extent it was exercisable at such termination, but may not be exercised after ninety (90) days of such termination or the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that in the event of termination for Cause (as that term is defined in the Plan), such Option shall terminate immediately upon such termination of employment. So long as the Optionee shall continue to be an employee of the Company or one or more of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the employment of the Optionee at any time.

     9. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Plan Administrator, Norwest Shareowner Services, at 161 North Concord Exchange, South St. Paul, Minnesota 55075. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, which payment shall be made in cash or by check or bank draft payable to the Company, or, provided such form of payment does not result in charge to earnings of the Company for financial accounting purposes, by delivery of shares of Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price. For purposes of this paragraph, the "fair market value" of the Common Stock of the Company shall be established in the manner set forth in the Plan. In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of such right of such person to exercise the Option.

    10. TAX WITHHOLDING. The parties hereto recognize that the Company or a parent or subsidiary thereof may be obligated to withhold federal and state income taxes and social security


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or other taxes upon the Optionee's exercise of the Option.  The Optionee agrees that, at the time he or she exercises the Option, if the Company or a parent or subsidiary thereof is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the parent or subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation; provided, however, that in lieu of all or any part of such a cash payment, the Board may, but shall not be required to, permit the Optionee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Optionee's full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Shares delivered to the Optionee or through a subsequent return to the Company of Shares delivered to the Optionee.

    11. DISPUTES. As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee's personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Compensation Committee of the Board of Directors of the Company, or the Board if there is no such committee, in its sole discretion, and that any interpretation by said Committee of the terms of this Agreement shall be final, binding and conclusive.

    12. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.





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